UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES
EXHIBIT INDEX

Item 8.01	Other Events

On August 18, 2009, Orion Marine Group, Inc. (the “Company”) completed the public offering of 4,830,000 shares of its common stock, par value $0.01 per share, at an initial price to the public of $19.70 per share.  The shares sold in the offering included 630,000 shares sold pursuant to the underwriters’ option to purchase additional shares to cover overallotments.  The offering was made pursuant to an underwriting agreement among the Company, FBR Capital Markets & Co. and Stephens Inc.

Proceeds to the Company, after deducting the underwriting discount and offering expenses, were $91,440,924.  The Company intends to use the net proceeds from the offering to repay approximately $30.0 million of outstanding borrowings under the Company’s existing credit facility, and to use the balance for capital expenditures, possible future acquisitions and general corporate purposes.

The offering was made pursuant to a registration statement on Form S-3 (File No. 333-160719) of the Company, which became effective on August 7, 2009.  A prospectus supplement dated August 12, 2009 to the base prospectus dated August 7, 2009 forming a part of the registration statement was filed on August 13, 2009 with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: August 19, 2009	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer